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                                                                      Exhibit 16


[Logo of PricewaterhouseCoopers]

                                                PricewaterouseCoopers LLP
                                                600 Grant Street
                                                Pittsburgh PA 15219
                                                Telephone (412) 355-6000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



April 14, 2000

Commissioners:

We have read the statements made by Calgon Carbon Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 7, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP